EXHIBIT 5
                                  [LETTERHEAD]

                                   KUTAK ROCK                      ATLANTA
                                 A PARTNERSHIP                     LITTLE ROCK
                      INCLUDING PROFESSIONAL CORPORATIONS          LOS ANGELES
                                   SUITE 2900                      NEW YORK
                             717 SEVENTEENTH STREET                OKLAHOMA CITY
                          DENVER, COLORADO 80202-3329              OMAHA
                                 (303) 297-2400                    PHOENIX
                            FACSIMILE (303) 292-7799               PITTSBURGH
                                                                   WASHINGTON


                                October 13, 1995



Franchise Finance Corporation
  of America
17207 North Perimeter Drive
Scottsdale, Arizona  85255

         Re: $500,000,000 Aggregate Offering Price of Securities of Franchise Finance Corporation of America

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3, File No. 33-62629, as amended (the "Registration Statement"), filed by Franchise Finance Corporation of America (the "Company") with the Securities and Exchange Commission, in connection with the registration of $500,000,000 aggregate offering price of securities (the "Securities"), consisting of one or more series of secured or unsecured debt securities (the "Debt Securities"), which may be issued in the form of senior Debt Securities or subordinated Debt Securities; shares of common stock, par value $.01 per share (the "Common Stock") and one or more series of shares of preferred stock, when and if authorization of the issuance of preferred stock is approved by the Company's stockholders and the Company's Restated Certificate of Incorporation is amended to reflect such authorization (the "Preferred Stock"). We are familiar with the proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Securities.

         We have made such investigations of law as we deemed appropriate and we have examined the proceeding heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. We have examined the Registration Statement, the Prospectus included therein (the "Prospectus") and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         We have assumed for purposes of the opinions set forth below (i) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended; (ii) the due authorization, execution and delivery of the Indenture relating to each series of Debt Securities and the establishment of the terms of the senior Debt Securities or subordinated Debt Securities, as applicable, substantially in accordance with the terms of the form of Indenture relating to the Debt Securities filed as an exhibit to the Registration Statement; (iii) the approval by the Company's stockholders of the authorization of the issuance of the Preferred Stock, the requisite amendment to the Company's Restated Certificate of Incorporation and the establishment of the terms of the Preferred Stock, if applicable, in accordance with the terms of the amended Restated Certificate of Incorporation and applicable law and consistent with the description in the Prospectus; (iv) that the Securities of each series will be duly authorized by all necessary action, duly executed, authenticated and delivered in accordance with the provisions of the Indenture and related corporate documents; (v) that each Indenture will be duly authorized by all necessary action and duly executed and delivered by the parties thereto; and
(vi) the due receipt of payment for the Securities.

         On the basis of and subject to the foregoing, it is our opinion that:

         1. The Debt Securities will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         2. The Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or Preferred Stock will, upon the issuance and sale thereof in the manner specified in the Registration Statement, be validly issued, fully paid and nonassessable.

         3. The Preferred Stock will, upon due authorization, issuance and sale thereof in the manner referred to in the Registration Statement, be validly issued, fully paid and nonassessable, and, if entitled to preferences, such preferences will be legally valid obligations of the Company enforceable against the Company in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to references to this firm under the headings of "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" and "LEGAL MATTERS" in the Prospectus, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Respectfully submitted,


                                            KUTAK ROCK